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                                                                    EXHIBIT 23.3

Independent Auditors' Consent
The Board of Directors and Stockholders
Radnor Holdings Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Bessner Gallay Kreisman
Bessner Gallay Kreisman
Chartered Accountants

Montreal, Quebec
December 17, 2003